UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2005

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Kansas City Southern, ("the Company", "KCS") is filing under Item 8.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the Joint KCS and Grupo TMM, S.A. ("TMM") press release dated February 22, 2005, announcing that TFM, S.A. de C.V ("TFM") was served February 18, 2005 with the favorable written decision of the Federal Tribunal of Fiscal and Administrative Justice (the "Fiscal Court") carrying out the mandate of the Federal Court of the First Circuit (the "Federal Appellate Court"), dated November 24, 2004, which recognized TFM's legal right to receive not only the original amount of the Value Added Tax ("VAT")refund due from the Mexican Government (approximately 2.1 billion pesos), but also for inflation and interest on that amount from 1997. TMM and KCS previously announced that the Fiscal Court had made this favorable ruling from the bench on January 26, 2005. See the press release attached hereto as Exhibit 99.1 for further information.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.: (99)
Document: Additional Exhibits

99.1
Press Release issued jointly by Kansas City Southern and Grupo TMM, S.A. dated February 22, 2005 entitled "Federal Government Directed to Issue VAT Certificate In Accordance With Appellate Court Order".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

February 22, 2005	By:	James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued jointly by Kansas City Southern and Grupo TMM, S.A. dated February 22, 2005 entitled "Federal Government Directed to Issue VAT Certificate In Accordance With Appellate Court Order".